EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR FIRST-QUARTER 2025

Dallas – April 24, 2025 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the first quarter ended March 31, 2025.

Key Highlights:

•GAAP EPS up 32% to $0.54; Core EPS up 10% to $0.86
•Revenue up 12% to $8.9 billion and net revenue up 15% to $5.1 billion
•Resilient Businesses(1) net revenue up 14% (17% local currency) to $3.7 billion; Transactional Businesses(1) revenue up 16% (18% local currency) to $1.4 billion
•GAAP net income up 29% to $163 million; Core EBITDA up 27% to $540 million
•Repurchased nearly $600 million worth of shares since year-end 2024
•More than $1.6 billion net cash flow from operations and nearly $1.5 billion free cash flow, both on a trailing 12-month basis
“CBRE had a strong start to 2025 across our lines of business and around the world. Notably, as the first quarter ended, most of our businesses were performing better than expected and our new business pipelines were strong. This was equally true for both our Resilient and Transactional businesses,” said Bob Sulentic, CBRE’s chair and chief executive officer.

“Since then, driven by the uncertainty created by the tariff situation, our outlook has become less clear. Even in light of this, our current activity levels and new business pipelines continue to be strong, just somewhat less than they were,” Sulentic continued. “The current market uncertainty aside, we are encouraged by the prospects that our strategic positioning and resource set have created for sustained, resilient growth.”

In January 2025, the company established two new business segments – Building Operations & Experience, following the acquisition of flexible workplace solutions provider Industrious, and Project Management, following the integration of CBRE’s legacy project management business into Turner & Townsend. The company now reports results for four business segments: (1) Advisory Services; (2) Building Operations & Experience; (3) Project Management; and (4) Real Estate Investments.

CBRE Press Release
April 24, 2025

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding). First-quarter consolidated results reflect an approximately 2% to 3% currency headwind:

			% Change
	Q1 2025	Q1 2024	USD	LC (2)
Operating Results
Revenue	$8,910	$7,935	12.3%	14.2%
Net revenue (3)	5,112	4,444	15.0%	17.0%
GAAP net income	163	126	29.4%	33.3%
GAAP EPS	0.54	0.41	31.7%	34.1%
Core adjusted net income (4)	259	241	7.5%	10.4%
Core EBITDA (5)	540	424	27.4%	29.7%
Core EPS (4)	0.86	0.78	10.3%	12.8%

Cash Flow Results
Cash flow used in operations	$(546)	$(492)	11.0%
Gain on disposition of real estate sales	—	13	NM
Less: Capital expenditures	64	68	(5.9)%
Free cash flow (6)	$(610)	$(547)	(11.5)%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q1 2025	Q1 2024	USD		LC
Revenue	$1,694	$1,494	13.4%		15.2%
Net revenue	1,682	1,480	13.6%		15.5%
Segment operating profit (7)	301	232	29.7%		30.6%
Segment operating profit on revenue margin (8)	17.8%	15.5%	2.3	pts	2.1	pts
Segment operating profit on net revenue margin (8)	17.9%	15.7%	2.2	pts	2.0	pts

Note: all percent changes cited are vs. first-quarter 2024, except where noted.

Leasing
•Global leasing revenue increased 18% (19% local currency), well above expectations.
•The United States set the pace with leasing revenue up 24% overall, including growth of 38% for office, 34% for retail and 12% for industrial.
•Europe, the Middle East & Africa (EMEA) leasing revenue was up 9% (13% local currency).

CBRE Press Release
April 24, 2025

Capital Markets
•Global property sales revenue rose 11% (13% local currency), in line with expectations.
•The United States generated 26% growth, with strength in industrial and multifamily assets, while EMEA grew by 10% (13% local currency).
•Mortgage origination revenue rose 52% (53% local currency), reflecting continued strength in loan origination activity with a variety of capital sources.

Other Advisory Business Lines
•Loan servicing revenue edged up 2% (same local currency). A 6% (same local currency) increase in servicing fees was partly offset by a decline in escrow income, reflecting lower short-term interest rates compared with the year-earlier quarter. The servicing portfolio totaled $440 billion, up 2% during the quarter.
•Valuations revenue rose 10% (13% local currency), with strength around the world.

Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q1 2025	Q1 2024	USD		LC
Revenue	$5,355	$4,700	13.9%		15.9%
Net revenue	2,427	2,017	20.3%		22.3%
Segment operating profit	217	161	34.8%		38.1%
Segment operating profit on revenue margin	4.1%	3.4%	0.7	pts	0.7	pts
Segment operating profit on net revenue margin	8.9%	8.0%	0.9	pts	1.0	pts

Note: all percent changes cited are vs. first-quarter 2024, except where noted.

•Facilities management net revenue increased 16% (18% local currency). The Enterprise business saw strong demand from the technology, healthcare and life sciences sectors as well as from hyperscale data center clients. The Local business’s growth was boosted by further inroads in the United States market as well as continued growth in the United Kingdom.
•Property management net revenue increased 36% (38% local currency). The growth rate was enhanced by contributions from Industrious, which was acquired in early January 2025.
•Segment operating profit on net revenue margin benefited from the company’s cost efforts in 2024, improving 100 basis points in local currency compared with last year’s first quarter.

CBRE Press Release
April 24, 2025

Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q1 2025	Q1 2024	USD		LC
Revenue	$1,632	$1,519	7.4%		9.3%
Net revenue	774	725	6.8%		8.8%
Segment operating profit	113	101	11.9%		13.9%
Segment operating profit on revenue margin	6.9%	6.6%	0.3	pts	0.3	pts
Segment operating profit on net revenue margin	14.6%	13.9%	0.7	pts	0.7	pts

Note: all percent changes cited are vs. first-quarter 2024, except where noted.

•Project management net revenue rose 7% (9% local currency), led by Infrastructure projects in the United Kingdom and Middle East as well as large new program mandates in Real Estate.
•Segment operating profit increased 12% (14% local currency), supported by a 70-basis-point improvement in margin on net revenue compared with the year-earlier first quarter.

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q1 2025	Q1 2024	USD	LC
Revenue	$233	$228	2.2%	3.9%
Segment operating profit	25	34	(26.5)%	(23.5)%

Note: all percent changes cited are vs. first-quarter 2024, except where noted.

Investment Management
•Revenue rose 3% (5% local currency) to $154 million.
•Investment Management operating profit(9) improved to $52 million, up from $37 million in last year’s first quarter, primarily driven by higher net promotes and recurring asset management fees.
•Assets Under Management (AUM) totaled $149.1 billion, up $2.9 billion from year-end 2024, driven by net inflows, higher asset values and favorable foreign currency movement.

Real Estate Development
•Global development operating loss(9) totaled $25 million versus $4 million in last year’s first quarter.
•The portfolio of in-process projects and pipeline stood at $31.1 billion at the end of first-quarter 2025.

CBRE Press Release
April 24, 2025

Core Corporate Segment
•Core corporate operating loss increased by approximately $12 million.

Capital Allocation Overview
•Free Cash Flow – During the first quarter of 2025, free cash outflow totaled $610 million. This reflected cash used in operating activities of $546 million, adjusted for total capital expenditures of $64 million. On a trailing 12-month basis, free cash flow totaled nearly $1.5 billion and free cash flow conversion was 93%— exceeding the company’s 75% to 85% target range.
•Stock Repurchase Program – The company repurchased approximately 4.6 million shares for $585 million ($127.98 average price per share) since year-end 2024. There was approximately $5.2 billion of capacity remaining under the company’s authorized stock repurchase program as of April 23, 2025.
•Acquisitions and Investments – During the first quarter, CBRE acquired full ownership of Industrious National Management Company LLC, a leading provider of flexible workplace solutions.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(10) to trailing twelve-month core EBITDA) was 1.45x as of March 31, 2025, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
March 31, 2025
Total debt	$5,471
Less: Cash (11)	1,382
Net debt (10)	$4,089

Divided by: Trailing twelve-month Core EBITDA	$2,819

Net leverage ratio	1.45x

•Liquidity – As of March 31, 2025, the company had approximately $3.5 billion of total liquidity, consisting of $1.4 billion in cash, plus the ability to borrow an aggregate of approximately $2.1 billion under its revolving credit facilities and commercial paper program, net of any outstanding letters of credit.

Conference Call Details
The company’s first quarter earnings webcast and conference call will be held today, Thursday, April 24, 2025 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.

CBRE Press Release
April 24, 2025

Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on April 24, 2025. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code:13752301#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2024 revenue). The company has more than 140,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic and commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money

CBRE Press Release
April 24, 2025

laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.
(1)Resilient businesses include facilities management, project management, loan servicing, valuations, other portfolio services, property management and recurring investment management fees. Transactional businesses include property sales, leasing, mortgage origination, carry interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities, certain carried interest incentive compensation expense to align with the timing of associated revenue, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, charges related to indirect tax audits and settlement, net results related to the wind-down of certain businesses, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with efficiency and cost-reduction initiatives, net results related to the wind-down of certain businesses, and charges related to indirect tax audits and settlement. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).

CBRE Press Release
April 24, 2025

(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with efficiency and cost-reduction initiatives, net results related to the wind-down of certain businesses, and charges related to indirect tax audits and settlement.
(8)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(9)Represents line of business profitability/losses, as adjusted.
(10)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(11)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
April 24, 2025

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Net revenue	$5,112	$4,444
Pass-through costs also recognized as revenue	3,798	3,491
Total revenue	8,910	7,935

Costs and expenses:
Cost of revenue	7,265	6,475
Operating, administrative and other	1,192	1,111
Depreciation and amortization	177	158
Total costs and expenses	8,634	7,744

Gain on disposition of real estate	—	13

Operating income	276	204

Equity income (loss) from unconsolidated subsidiaries	16	(58)
Other income	1	9
Interest expense, net of interest income	50	36
Income before provision for (benefit from) income taxes	243	119
Provision for (benefit from) income taxes	52	(29)
Net income	191	148
Less: Net income attributable to non-controlling interests	28	22
Net income attributable to CBRE Group, Inc.	$163	$126

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.54	$0.41
Weighted average shares outstanding for basic income per share	300,288,602	305,808,212

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.54	$0.41
Weighted average shares outstanding for diluted income per share	302,914,671	308,502,456

Core EBITDA	$540	$424

CBRE Press Release
April 24, 2025

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended March 31, 2025
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$1,682	$2,427	$774	$233	$(4)	$5,112	$—	$5,112
Pass-through costs also recognized as revenue	12	2,928	858	—	—	3,798	—	3,798
Total revenue	1,694	5,355	1,632	233	(4)	8,910	—	8,910

Costs and expenses:
Cost of revenue	967	4,847	1,408	47	(4)	7,265	—	7,265
Operating, administrative and other	428	296	119	166	183	1,192	—	1,192
Depreciation and amortization	67	70	25	3	12	177	—	177
Total costs and expenses	1,462	5,213	1,552	216	191	8,634	—	8,634

Operating income (loss)	232	142	80	17	(195)	276	—	276

Equity income (loss) from unconsolidated subsidiaries	1	1	—	(7)	—	(5)	21	16
Other income (loss)	1	1	—	—	—	2	(1)	1
Add-back: Depreciation and amortization	67	70	25	3	12	177	—	177
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	—	—	—	2	11	13	—	13
Charges related to indirect tax audits and settlements	—	—	—	—	(1)	(1)	—	(1)
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	4	—	4	—	4
Integration and other costs related to acquisitions	—	3	8	—	57	68	—	68
Net results related to the wind-down of certain businesses	—	—	—	6	—	6	—	6

Total segment operating profit (loss)	$301	$217	$113	$25	$(116)		$20	$560

Core EBITDA						$540
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
April 24, 2025

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended March 31, 2024

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$1,480	$2,017	$725	$228	$(6)	$4,444	$—	$4,444
Pass-through costs also recognized as revenue	14	2,683	794	—	—	3,491	—	3,491
Total revenue	1,494	4,700	1,519	228	(6)	7,935	—	7,935

Costs and expenses:
Cost of revenue	848	4,269	1,310	43	5	6,475	—	6,475
Operating, administrative and other	416	290	88	189	128	1,111	—	1,111
Depreciation and amortization	65	46	29	3	15	158	—	158
Total costs and expenses	1,329	4,605	1,427	235	148	7,744	—	7,744

Gain on disposition of real estate	—	—	—	13	—	13	—	13

Operating income (loss)	165	95	92	6	(154)	204	—	204

Equity income (loss) from unconsolidated subsidiaries	1	1	—	11	—	13	(71)	(58)
Other income	1	1	2	—	5	9	—	9
Add-back: Depreciation and amortization	65	46	29	3	15	158	—	158
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	—	—	—	—	29	29	—	29
Integration and other costs related to acquisitions	—	18	(22)	—	—	(4)	—	(4)
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	14	—	14	—	14
Costs incurred related to legal entity restructuring	—	—	—	—	1	1	—	1

Total segment operating profit (loss)	$232	$161	$101	$34	$(104)		$(71)	$353

Core EBITDA						$424
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
April 24, 2025

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$1,382	$1,114
Restricted cash	131	107
Receivables, net	6,753	7,005
Warehouse receivables (1)	1,192	561
Contract assets	411	400
Prepaid expenses	332	332
Income taxes receivable	103	130
Other current assets	527	321
Total Current Assets	10,831	9,970
Property and equipment, net	950	914
Goodwill	6,260	5,621
Other intangible assets, net	2,497	2,298
Operating lease assets	1,881	1,198
Investments in unconsolidated subsidiaries	982	1,295
Non-current contract assets	92	89
Real estate under development	371	505
Non-current income taxes receivable	80	75
Deferred tax assets, net	556	538
Other assets, net	1,866	1,880
Total Assets	$26,366	$24,383
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$3,939	$4,102
Compensation and employee benefits payable	1,357	1,419
Accrued bonus and profit sharing	942	1,695
Operating lease liabilities	274	200
Contract liabilities	403	375
Income taxes payable	111	209
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,178	552
Revolving credit facility	—	132
Other short-term borrowings	1,598	222
Current maturities of long-term debt	666	36
Other current liabilities	400	345
Total Current Liabilities	10,868	9,287
Long-term debt, net of current maturities	3,207	3,245
Non-current operating lease liabilities	1,940	1,307
Non-current tax liabilities	167	160
Deferred tax liabilities, net	245	247
Other liabilities	935	945
Total Liabilities	17,362	15,191
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	371	—
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,386	9,567
Accumulated other comprehensive loss	(1,107)	(1,159)
Total CBRE Group, Inc. Stockholders’ Equity	8,282	8,411
Non-controlling interests	351	781
Total Equity	8,633	9,192
Total Liabilities and Equity	$26,366	$24,383
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
April 24, 2025

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$191	$148
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	177	158
Amortization of other assets	48	47
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(33)	(29)
Equity (income) loss from unconsolidated subsidiaries	(16)	58
Increase in net deferred income taxes assets and liabilities	(3)	(51)
Net compensation expense for equity awards	21	30
Other non-cash adjustments to net income	8	(14)
Proceeds from sale of mortgage loans	1,976	2,054
Origination of mortgage loans	(2,599)	(2,216)
Increase in warehouse lines of credit	626	173
Decrease in receivables, prepaid expenses and other assets (including contract and lease assets)	207	197
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(241)	(211)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(859)	(824)
Decrease in net income taxes receivable/payable	(76)	(43)
Other operating activities, net	27	31
Net cash used in operating activities	(546)	(492)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(64)	(68)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(303)	(783)
Contributions to unconsolidated subsidiaries	(51)	(28)
Acquisition and development of real estate assets	(66)	(59)
Other investing activities, net	22	38
Net cash used in investing activities	(462)	(900)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	1,070
Repayment of revolving credit facility	(132)	(250)
Proceeds from commercial paper	1,421	—
Proceeds from senior term loans	585	—
Repayment of senior term loans	(33)	—
Proceeds from issuance of senior notes	—	495
Repurchase of common stock	(418)	—
Other financing activities, net	(167)	(123)
Net cash provided by financing activities	1,256	1,192
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	44	(44)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	292	(244)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,221	1,371
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,513	$1,127
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$102	$100
Income tax payments, net	$131	$90
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$27	$11

CBRE Press Release
April 24, 2025

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
April 24, 2025

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and certain other investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

	Three Months Ended March 31,
	2025	2024

Net income attributable to CBRE Group, Inc.	$163	$126

Adjustments:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities	56	41
Impact of adjustments on non-controlling interest	(1)	—
Net fair value adjustments on strategic non-core investments	(20)	71
Costs associated with efficiency and cost-reduction initiatives	13	29
Charges related to indirect tax audits and settlements	(1)	—
Carried interest incentive compensation expense to align with the timing of associated revenue	4	14
Costs incurred related to legal entity restructuring	—	1
Integration and other costs related to acquisitions	68	(4)
Net results related to the wind-down of certain businesses	6	—
Tax impact of adjusted items and strategic non-core investments	(29)	(37)
Core net income attributable to CBRE Group, Inc., as adjusted	$259	$241

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$0.86	$0.78

Weighted average shares outstanding for diluted income per share	302,914,671	308,502,456

Core EBITDA is calculated as follows (in millions, totals may not add due to rounding):

	Three Months Ended March 31,
	2025	2024

Net income attributable to CBRE Group, Inc.	$163	$126
Net income attributable to non-controlling interests	28	22
Net income	191	148

Adjustments:
Depreciation and amortization	177	158
Interest expense, net of interest income	50	36
Provision for (benefit from) income taxes	52	(29)
Costs associated with efficiency and cost-reduction initiatives	13	29
Charges related to indirect tax audits and settlements	(1)	—
Carried interest incentive compensation expense to align with the timing of associated revenue	4	14
Costs incurred related to legal entity restructuring	—	1
Net results related to the wind-down of certain businesses	6	—
Integration and other costs related to acquisitions	68	(4)
Net fair value adjustments on strategic non-core investments	(20)	71
Core EBITDA	$540	$424

CBRE Press Release
April 24, 2025

Core EBITDA for the trailing twelve months ended March 31, 2025 is calculated as follows (in millions):

Trailing Twelve Months Ended March 31, 2025

Net income attributable to CBRE Group, Inc.	$1,005
Net income attributable to non-controlling interests	74
Net income	1,079

Adjustments:
Depreciation and amortization	693
Interest expense, net of interest income	230
Provision for income taxes	263
Impact of fair value non-cash adjustments related to unconsolidated equity investments	9
Integration and other costs related to acquisitions	166
Carried interest incentive compensation reversal to align with the timing of associated revenue	(3)
Costs associated with efficiency and cost-reduction initiatives	243
Charges related to indirect tax audits and settlements	74
Provision associated with Telford’s fire safety remediation efforts	33
Net results related to the wind-down of certain businesses	6
Net fair value adjustments on strategic non-core investments	26

Core EBITDA	$2,819
Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in millions):

	Three Months Ended March 31,
	2025	2024
Consolidated
Revenue	$8,910	$7,935
Less: Pass-through costs also recognized as revenue	3,798	3,491
Net revenue	$5,112	$4,444

	Three Months Ended March 31,
	2025	2024
Property Management Revenue
Revenue	$586	$434
Less: Pass-through costs also recognized as revenue	24	20
Net revenue	$562	$414

	Three Months Ended March 31,
	2025	2024
Facilities Management Revenue
Revenue	$4,769	$4,266
Less: Pass-through costs also recognized as revenue	2,904	2,663
Net revenue	$1,865	$1,603

CBRE Press Release
April 24, 2025

	Three Months Ended March 31,
	2025	2024
Building Operations & Experience Revenue
Revenue	$5,355	$4,700
Less: Pass-through costs also recognized as revenue	2,928	2,683
Net revenue	$2,427	$2,017

	Three Months Ended March 31,
	2025	2024
Project Management Revenue
Revenue	$1,632	$1,519
Less: Pass-through costs also recognized as revenue	858	794
Net revenue	$774	$725

	Three Months Ended March 31,
	2025	2024
Net revenue from Resilient Business lines
Revenue	$7,502	$6,729
Less: Pass-through costs also recognized as revenue	3,798	3,491
Net revenue	$3,704	$3,238
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended March 31,
Real Estate Investments	2025	2024
Investment management operating profit	$52	$37
Global real estate development operating loss	(25)	(4)
Segment overhead (and related adjustments)	(2)	1
Real estate investments segment operating profit	$25	$34
Below represents a reconciliation of Cash flow provided by (used in) operations to Free cash flow for the trailing twelve months ended March 31, 2025 (in millions):

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Trailing twelve months
Cash Flow Results
Cash flow (used in) provided by operations	$287	$573	$1,340	$(546)	$1,654
Gains on disposition of real estate sales	—	(1)	130	—	129
Less: Capital expenditures	67	79	93	64	303
Free cash flow	$220	$493	$1,377	$(610)	$1,480